                                      Exhibit 10.1

                                 OFFICE LEASE

                             DEERFOOT OFFICE PARK

                               259 TURNPIKE ROAD

                       SOUTHBOROUGH, MASSACHUSETTS 01772


                                BY AND BETWEEN


                                 DEERFOOT LLC
                                  as Landlord


                                      AND


                            NEXAR TECHNOLOGIES INC
                                   as Tenant

                               TABLE OF CONTENTS

                                                               Page
ARTICLE 1.  Reference Data and Definitions  . . . . . . . . .   1

     1.01.  Reference Data  . . . . . . . . . . . . . . . . .   1
     1.02.  General Provisions  . . . . . . . . . . . . . . .   3
     1.03.  Terms Defined . . . . . . . . . . . . . . . . . .   4

ARTICLE 2.  Premises  . . . . . . . . . . . . . . . . . . . .  12

     2.01.  Premises  . . . . . . . . . . . . . . . . . . . .  12
     2.02.  Appurtenances . . . . . . . . . . . . . . . . . .  12

ARTICLE 3.  Term  . . . . . . . . . . . . . . . . . . . . . .  12

     3.01.  Term Commencement . . . . . . . . . . . . . . . .  12
     3.02.  Termination . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4.  Rent  . . . . . . . . . . . . . . . . . . . . . .  12

     4.01.  Basic Rent  . . . . . . . . . . . . . . . . . . .  12
     4.02.  Computation of Basic Rent . . . . . . . . . . . .  13
     4.03.  Intentionally Omitted . . . . . . . . . . . . . .  13

ARTICLE 5.  Use of Premises . . . . . . . . . . . . . . . . .  13

     5.01.  Use Restricted  . . . . . . . . . . . . . . . . .  13

ARTICLE 6.  Taxes; Operating Expenses; Estimated Cost of
            Electrical Services . . . . . . . . . . . . . . .  13

     6.01.  Expenses and Taxes  . . . . . . . . . . . . . . .  13
     6.02.  Annual Statement of Additional Rent Due . . . . .  14
     6.03.  Monthly Payments of Additional Rent . . . . . . .  14
     6.04.  Accounting Periods  . . . . . . . . . . . . . . .  14
     6.05.  Abatement of Taxes  . . . . . . . . . . . . . . .  15
     6.06.  Electric Service  . . . . . . . . . . . . . . . .  15
     6.07.  Late Payment of Rent  . . . . . . . . . . . . . .  15

ARTICLE 7.  Improvements, Repairs, Additions, Replacements  .  15

     7.01.  Preparation of the Premises; Landlord's Work  . .  15
     7.02.  Time for Completion . . . . . . . . . . . . . . .  16
     7.03.  Notice to Commence  . . . . . . . . . . . . . . .  16
     7.04.  Delays  . . . . . . . . . . . . . . . . . . . . .  16
     7.05.  Tenant's Access to the Premises . . . . . . . . .  16
     7.06.  Alterations and Improvements  . . . . . . . . . .  17
     7.07.  Maintenance . . . . . . . . . . . . . . . . . . .  18
     7.08.  Redelivery  . . . . . . . . . . . . . . . . . . .  18

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ARTICLE 8.  Building Services . . . . . . . . . . . . . . . .  18

     8.01.  Building Services . . . . . . . . . . . . . . . .  18
     8.02.  Other Janitors  . . . . . . . . . . . . . . . . .  19
     8.03.  Additional Services . . . . . . . . . . . . . . .  19
     8.04.  Limitations on Landlord's Liability . . . . . . .  19

ARTICLE 9.  Tenant's Particular Covenants . . . . . . . . . .  19

     9.01.  Pay Rent  . . . . . . . . . . . . . . . . . . . .  19
     9.02.  Occupancy of the Premises . . . . . . . . . . . .  20
     9.03.  Safety  . . . . . . . . . . . . . . . . . . . . .  20
     9.04.  Equipment . . . . . . . . . . . . . . . . . . . .  20
     9.05.  Electrical Equipment  . . . . . . . . . . . . . .  20
     9.06.  Pay Taxes . . . . . . . . . . . . . . . . . . . .  21
     9.07.  Tenant's Covenants  . . . . . . . . . . . . . . .  21

ARTICLE 10. Requirements of Public Authority  . . . . . . . .  21

     10.01. Legal Requirements  . . . . . . . . . . . . . . .  21
     10.02. Contests  . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 11. Covenant Against Liens  . . . . . . . . . . . . .  21

     11.01. Mechanics Liens . . . . . . . . . . . . . . . . .  21
     11.02. Right to Discharge  . . . . . . . . . . . . . . .  22

ARTICLE 12. Access to Premises  . . . . . . . . . . . . . . .  22

     12.01. Access  . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 13. Assignment and Subletting: Occupancy Arrangements  22

     13.01. Subletting and Assignment . . . . . . . . . . . .  22

ARTICLE 14. Indemnity . . . . . . . . . . . . . . . . . . . .  23

     14.01. Tenant's Indemnity  . . . . . . . . . . . . . . .  23
     14.02. Landlord's Liability  . . . . . . . . . . . . . .  24

ARTICLE 15. Insurance . . . . . . . . . . . . . . . . . . . .  24

     15.01. Liability Insurance . . . . . . . . . . . . . . .  24
     15.02. Casualty Insurance  . . . . . . . . . . . . . . .  24

ARTICLE 16. Waiver of Subrogation . . . . . . . . . . . . . .  25

     16.01. Waiver of Subrogation . . . . . . . . . . . . . .  25
     16.02. Waiver of Rights  . . . . . . . . . . . . . . . .  25

                                                             Page
ARTICLE 17. Damage of Destruction . . . . . . . . . . . . . .  25

     17.01. Substantial Damage  . . . . . . . . . . . . . . .  25
     17.02. Restoration . . . . . . . . . . . . . . . . . . .  25

ARTICLE 18. Eminent Domain  . . . . . . . . . . . . . . . . .  26

     18.01. Total Taking  . . . . . . . . . . . . . . . . . .  26
     18.02. Awards and Proceeds . . . . . . . . . . . . . . .  26

ARTICLE 19. Quiet Enjoyment . . . . . . . . . . . . . . . . .  27

     19.01. Landlord's Covenant . . . . . . . . . . . . . . .  27
     19.02. Subordination . . . . . . . . . . . . . . . . . .  27
     19.03. Notice to Mortgagee . . . . . . . . . . . . . . .  27
     19.04. Other Provisions Regarding Mortgagees . . . . . .  28

ARTICLE 20. Defaults; Events of Default . . . . . . . . . . .  28

     20.01. Defaults  . . . . . . . . . . . . . . . . . . . .  28
     20.02. Tenant's Best Efforts . . . . . . . . . . . . . .  29
     20.03. Elimination of Default  . . . . . . . . . . . . .  29

ARTICLE 21. Insolvency  . . . . . . . . . . . . . . . . . . .  29

     21.01. Insolvency  . . . . . . . . . . . . . . . . . . .  29

ARTICLE 22. Landlord's Remedies; Damages on Default . . . . .  29

     22.01. Landlord's Remedies . . . . . . . . . . . . . . .  29
     22.02. Surrender . . . . . . . . . . . . . . . . . . . .  30
     22.03. Right to Relet  . . . . . . . . . . . . . . . . .  30
     22.04. Survival of Covenants . . . . . . . . . . . . . .  30
     22.05. Right to Equitable Relief . . . . . . . . . . . .  31
     22.06. Right to Self Help; Interest on Overdue Rent  . .  31
     22.07. Further Remedies  . . . . . . . . . . . . . . . .  32

ARTICLE 23. Waivers . . . . . . . . . . . . . . . . . . . . .  32

     23.01. No Waivers  . . . . . . . . . . . . . . . . . . .  32

ARTICLE 24. Security Deposit  . . . . . . . . . . . . . . . .  32

     24.01. Security Deposit  . . . . . . . . . . . . . . . .  32

ARTICLE 25. General Revisions . . . . . . . . . . . . . . . .  33

     25.01. Force Majeure . . . . . . . . . . . . . . . . . .  33
     25.02. Notices and Communications  . . . . . . . . . . .  33
     25.03. Certificates, Estoppel Letter . . . . . . . . . .  34

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                                                             Page
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     25.04. Renewal . . . . . . . . . . . . . . . . . . . . .  34
     25.05. Governing Law . . . . . . . . . . . . . . . . . .  34
     25.06. Partial Invalidity  . . . . . . . . . . . . . . .  34
     25.07. Notice of Lease . . . . . . . . . . . . . . . . .  35
     25.08. Interpretation; Consents  . . . . . . . . . . . .  35
     25.09. Parties . . . . . . . . . . . . . . . . . . . . .  35
     25.10. Waiver of Trial by Jury . . . . . . . . . . . . .  35

ARTICLE 26. Miscellaneous . . . . . . . . . . . . . . . . . .  36

     26.01. Option at Lease Termination . . . . . . . . . . .  36
     26.02. Extended Hours HVAC . . . . . . . . . . . . . . .  36
     26.03. Intentionally Omitted . . . . . . . . . . . . . .  36
     26.04. Holdover Clause . . . . . . . . . . . . . . . . .  36

ARTICLE 27. Entire Agreement  . . . . . . . . . . . . . . . .  36

     27.01. Entire Agreement  . . . . . . . . . . . . . . . .  36

EXHIBIT A:  LEGAL DESCRIPTION . . . . . . . . . . . . . . . .  38
EXHIBIT B:  PLANS SHOWING PREMISES AND PARKING  . . . . . . .  40
EXHIBIT C:  TENANT SPECIFICATION DEERFOOT OFFICE PARK . . . .  41
EXHIBIT D:  SERVICES TO BE PROVIDED BY LANDLORD (AS OPERATING
            EXPENSES) . . . . . . . . . . . . . . . . . . . .  42
EXHIBIT E:  RULES AND REGULATIONS . . . . . . . . . . . . . .  44

                             DEERFOOT OFFICE PARK

                               259 TURNPIKE ROAD

                            SOUTHBOROUGH, MA 01772

                                 OFFICE LEASE

                                 STANDARD FORM


     THIS LEASE ("Lease") made at Marlboro, Massachusetts, between DEERFOOT LLC. a Massachusetts limited liability corporation ("Landlord") having a principal place of business at 80 NORTHBOROUGH ROAD, MARLBOROUGH, MA 01752 and NEXAR TECHNOLOGIES, INC., a Delaware Corporation. ("Tenant") having a principal place of business at 182 TURNPIKE ROAD, WESTBOROUGH, MA 01581 .

                                  WITNESSETH:

                                  ARTICLE 1.
                        Reference Data and Definitions

     1.01. Reference Data (the following terms are defined more fully in section 1.03 below)

LANDLORD:                          DEERFOOT LLC, a Massachusetts
                                   Limited Liability Company

LANDLORD'S REPRESENTATIVE:         WILLIAM A. DEPIETRI

LANDLORD'S ADDRESS:                80 NORTHBOROUGH RD.
(FOR PAYMENT OF RENT):             MARLBOROUGH, MA 01752

LANDLORD'S ADDRESS:                80 NORTHBOROUGH ROAD
                                   MARLBOROUGH, MA 01752

LANDLORDS PHONE NUMBER:            508-485-5333

TENANT:                            NEXAR TECHNOLOGIES, INC.,
                                   A Delaware Corporation

TENANT'S REPRESENTATIVE:
                                   GERALD Y. HATTORI, CFO AND
                                   TREASURER

TENANT'S ADDRESS:                  182 TURNPIKE ROAD
                                   WESTBOROUGH, MA 01581

TENANT'S PHONE NUMBER:             508-836-8700

PREMISES:                          Suite 300 & Suite 100

USABLE AREA OF PREMISES:
                                   20,474 +/- Square Feet
                                   determination at completion of
                                   final draft of construction
                                   plans to be approved by
                                   parties.

RENTABLE AREA OF PREMISES:         1st floor usable area x 1.18
                                   plus 3rd floor usable x 1.13

RENTABLE AREA OF THE BUILDING:     38,335 x/- Square Feet.  Final
                                   determination at completion of
                                   final draft of construction
                                   plans to be approved by
                                   parties.

RENT COMMENCEMENT DATE:            The earlier of NOVEMBER 1,
                                   1997 or the date which is one
                                   week after completion of the
                                   Landlord's work as described
                                   in 7.01, including the
                                   issuance of a certificate of
                                   occupancy.

OCCUPANCY DATE:                    The earlier of OCTOBER 15,
                                   1997, or the date which is
                                   seven days after completion of
                                   Landlord Work as described in
                                   7.01 including the issuance of
                                   occupancy permit or the Rent
                                   Commencement Date.

NON OPERATION MOVE IN DATE:        One week after Occupancy Date.
                                   Tenant may not operate during
                                   this term.

TERM:                              5 YEARS  Commencing on the
                                   Rent Commencement Date.
                                   Subject to extension in
                                   accordance with the terms of
                                   Section 26.01 below, for an
                                   additional 3 years.

BASIC RENT PER LEASE YEAR:         SEE SCHEDULE BELOW:

YEAR      RATE PER RENTABLE SQ. FT.    ANNUAL RENT   MONTHLY RENT
1 THRU 5           $18.00             $421,812.00*    $35,151.00*

* Subject to adjustment upon final usable square foot determination.

ESTIMATED COST OF ELECTRICAL SERVICE: N/A TENANT TO BE SEPARATELY METERED AND BILLED BY THE ELECTRICAL COMPANY.

INITIAL MONTHLY PAYMENT (Basic Rent):  $35,151.00

TAX BASE:
     THE TAXES FOR THE FIRST YEAR THE LAND AND BUILDING ARE ASSESSED SHALL BE THE BASIS USED IN DETERMINING SUBSEQUENT YEAR TAXES. IF THE SUBSEQUENT YEAR TAXES ARE GREATER THAN THE BASIS, THE TENANT AGREES TO PAY HIS PORTION OF THE EXCESS TAXES INCURRED. IF THE SUBSEQUENT YEARS TAXES ARE LESS THAN THE BASIS, THERE WILL BE NO PAYMENT DUE FOR TAX EXPENSES.

OPERATING EXPENSE BASE:
     THE OPERATING EXPENSES FOR THE FIRST YEAR SHALL BE THE BASIS USED IN DETERMINING SUBSEQUENT YEAR EXPENSES. IF THE SUBSEQUENT YEAR EXPENSES ARE GREATER THAN THE BASIS, THE TENANT AGREES TO PAY HIS PORTION OF THE EXCESS EXPENSE INCURRED. IF THE SUBSEQUENT YEARS EXPENSES ARE LESS THAN THE BASIS, THERE WILL BE NO PAYMENT DUE FOR COMMON AREA EXPENSES

TENANT'S SHARE OF COMMON AREAS:    47.4% Subject to adjustment upon final
                                   determination of usable square footage.

PARKING SPACES:                    63 PARKING SPACES (OR SUCH GREATER NUMBER
                                   REQUIRED BY ZONING OR OTHER LEGAL
                                   REQUIREMENTS) LOCATED ON THE LAND ADJACENT TO
                                   THE BUILDING.

SECURITY DEPOSIT:                  $35,151.00

PERMITTED USES:                    General Office uses consistent with a first
                                   class office building, including storage, management training room and light engineering lab and accessory and ancillary uses. Tenant has reviewed Southborough Zoning
                                   By Laws.

     1.02.  General Provisions.

For all purposes, of the Lease unless the otherwise expressed and provided herein or therein or unless the context otherwise requires:

          (a) The words herein, hereof, hereunder and other words of words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

          (b) A pronoun in one gender includes and applies to the other genders as well.

          (c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

          (d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

          (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          (f) All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

     1.03.  Terms Defined.

     Each term of expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it.

     Additional Services. Services provided to Tenant or in respect of the Premises which are not described in Exhibit D hereto at Tenants request.

     Adjusted Operating Expense Base. The amount determined by, multiplying the Operating Expense Base by the Adjustment Factor.

     Adjusted Tax Base. The amount determined by, multiplying the Tax Base by the Adjustment Factor.

     Adjustment Factor. With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing (1) the number of days of each such period falling within the Lease term by (ii) 365.

     Affiliate. With respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, including without limitation, a subsidiary corporation (i.e. maintaining a percentage of common ownership), parent corporation, brother/sister corporation, and successor by merger.

For the purposes of this definition, the term control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by, have meanings correlative to the foregoing.

     Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted Use therein.

     Basic Services.  The services described in Exhibit D hereto.

     Building. A 3-story building, containing approximately 38,000 +/- square feet, currently under construction on the Land which contains the premises.

     Building Standard. The standards set by Landlord for the quality of work done on the Premises, which are consistent with a "Class-A" office building and described on EXHIBIT C.

     Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

     Calendar Year. The First Calendar Year, the Last Calendar Year and full calendar year January 1 through December 31) occurring during the Lease Term.

     C.P.J. "Consumer Price Index - All Urban Consumers -(CPI-U) - US City Average - All Items (1967=100)" as published by the US Department of Labor.

     Common Areas. All areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, restrooms, mechanical rooms, janitor closets, loading docks, parking areas, vending areas and other similar facilities for the provision of Services or the use of all occupants of multi-tenant floors or all occupants of the Building.

     Control.  As defined in the definition of Affiliate.

     Corporation. A corporation, company, association, business trust or similar organization wherever formed.

     Default. Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.

     Event of Default. Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have been fulfilled) or (b) in Article 21 hereof.

     Fair Rental Value. The amount per square foot per annum which a Person not an Affiliate of either Landlord or Tenant would pay as Basic Rent (using the Tax Base and Operating Expense Base) as of the time of determination for the Premises for the then fair market rate. All Additional Rent such as Taxes, Operating Expenses and Estimated Cost of Electrical Service shall be in addition to the price per square foot so determined.

     First Calendar Year. The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.

     Force Majeure. Acts of God, strikes, lock outs, labor troubles, and causes outside the control of Landlord, its General Contractor and their agent, such as inability, to procure materials, failure of power, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, and material act, failure to act or Default of the other party to this Lease; provided, however, anything which can be cured by the payment of money, shall not be deemed such a cause.

     General Contractor. Rosewood Construction Corp., a Massachusetts Corporation with an address of 80 Northboro Road, Marlboro, MA 01752.

     Governmental Authority. United States of America, the Commonwealth of Massachusetts, the County of Worcester, City of Marlborough, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them, including without limitations any zoning board, conservation commission and the like.

     Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) says of the date of such filing or commencement, such event shall not constitute an insolvency hereunder.

     Insurance Requirements. All terms of any policy, of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).

     Land. The land on 259 Turnpike Road Southborough, County of Worcester, Commonwealth of Massachusetts, and more specifically described in EXHIBIT A hereto.

     Landlord's Work. The work to be done by Landlord with respect to the Premises described in Exhibit C.

     Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.

     Lease Term. The period commencing on the Term Commencement Date and ending on the Lease Termination Date, subject to extension as set forth in Section
26.01 below.

     Lease Termination Date. The earlier to occur of (1) the Stated Expiration Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

     Lease Year. A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the Day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

     Legal Requirements. All laws statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises, Building, or the land or to any condition or use thereof and the provisions of all Authorizations.

     Occupancy Arrangement. With respect to the Premises or any portion thereof of the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.

     Operating Expense Base. With respect to each Calendar Year the amount determined by multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Operating Expense Base per square foot of Rentable Area per year, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Operating Expense Base.

     Operating Expenses. All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Building) and the Land and the provision of Basic Services, including, but not limited to
(a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith, including taxes, insurance, and benefits relating thereto;
(b) the cost of (i) all supplies and materials, electricity and lighting, for Common Areas, (ii) water, heat, air conditioning, and ventilation for the Building, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, (v) repairs and general maintenance, (vi) capital items which are primarily for the purpose of reducing Operating Expenses amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, (vii) pursuing an application for an abatement of taxes pursuant to
Section 6.05 hereof to the extent not deducted from the abatement, if any, received, (viii) independent auditors, (ix) Landlord's accounting functions, (c) management fees not to exceed 4.5% of the gross base rents; and maintenance for common areas and open areas. Operating Expenses shall not include (i) capital items except as provided above or (ii) specific costs billed to and paid by specific tenants. Operating Expenses shall be determined using the accrual of accounting. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the "operating expenses" component of Operating Expenses shall be adjusted by Landlord to reasonably approximate the operating expenses which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.

     Partial Taking.  Any Taking which is not a Total Taking.

     Permitted Exceptions. The following, in effect as of the date hereof: (a) liens for taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder,
(d) mortgages of record, and (e) Title Conditions, a true and complete schedule of which is attached hereto as EXHIBIT F.

     Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     Premises. The space in the Building shown outlined in red on Exhibit B hereto, and as defined in Section 1.01 above.

     Proceeds. With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

     Prohibited Occupancy Arrangement. An Occupancy Arrangement which provides for any rent or other payment based in whole or in part on the net income or profits derived by any person from the Premises.

     Rent.  Basic Rent and all Additional Rent.

     Rentable Area of the Premises. The number of rentable square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations (not to exceed 100' +/-) resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula:

          (i) On single tenant floors, the usable.area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of Common Areas.

          (ii) On multi-tenant floors, the usable area measured from inside surface of the outer glass of the Building to the midpoint of all devising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of Common Areas.

     Rules and Regulations. Reasonable rules and regulations promulgated by Landlord and uniformly applicable to persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit E.

     Services.  Basic Services and Additional Services.

     Special Work. Work done in or with respect to the Premises at Tenant's request which is not part of Landlord's Work which is to be paid by Tenant.

     Stated Expiration Date. The last day of the last Lease Year of the Term stated in Section 1.01.

     Substantial Completion Date. The date on which the Premises together with the appurtenant areas of the Building necessary for access and service thereto, have been completed in accordance with Article 7 hereof except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time. At Tenant's request, Landlord shall update Tenant bimonthly with respect to an estimated Substantial Completion Date and Tenant may call weekly the last month.

     Taking. The taking or condemnation of title to all or any part of the Land the Building or the Premises or the possession or use of the Building or the Premises by a person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.

     Tax Base. With respect to each Calendar Year the amount determined by multiplying the Rentable Area of the Premises by the amount hereinbefore set forth as the Tax Base per square foot of Rentable Area per year, but with respect to the First Calendar Year (the year the premises is taxed with a building) and the Last Calendar Year, the Adjusted Tax Base.

     Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and are tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes, hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

     Tenant.  As defined in the preamble hereof.

     Tenant's Cost. The cost of special work requested by Tenant and done in connection with the completion of the and reviewed and approved by Tenant and Landlord in writing before Landlord performs the subject work.

     Tenant's Share. Tenant's share of building is equal to T divided by B x 100%, where "T" is equal to the number of rentable square feet rented by the Tenant and "B" is equal to 100% of the total rentable square feet of the building.

     Term Commencement Date. The earlier of (a) the later of (x) the date specified by Landlord in the notice delivered pursuant to Section 7.03 or (y) the Substantial Completion Date, or (b) any other date for such commencement determined in accordance with said Article 7, or (c) the date on which Tenant first occupies the Premises for the Permitted Uses.

     Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.

     Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

     Approved Plans. The plans and specifications for the construction and finishing of the Premises developed by Landlord and Tenant, at Landlord's expense, and expressly approved by Tenant. Said Approved Plans shall be prepared in compliance with all applicable Legal Requirements and stamped by registered

Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to construct and finish the Premises or to obtain any Authorization required therefor. Both parties must sign off on all plans and specifications, including change orders. Any change order, as approved, which may delay delivery/occupancy will increase the delivery/occupancy date appropriately.


                                  ARTICLE 2.
                                   Premises

     2.01.  Premises.

Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises.

     2.02.  Appurtenances.

Tenant may use the Common Areas, including parking spaces and the Land as appurtenant to the Premises for the purposes for which they are designed.


                                  ARTICLE 3.
                                     Term

     3.01.  Term Commencement.

The Lease Term shall commence on the Term Commencement Date.

     3.02.  Termination.

The Lease Term shall end on the Lease Termination Date, subject to extension as set forth in section 26.01 below.


                                  ARTICLE 4.
                                     Rent

     4.01.  Basic Rent.

Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent should be paid on the Rent Commencement Date. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month thereafter during the Lease Term or any extension thereof. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated and paid on the Term Commencement Date and the first day of the calendar month in which the Lease Termination Date is to occur. If an Event of Default occurs at any time during the term of this Lease, as outlined under Article 20 of this Lease, Landlord shall have the option of retracting any rent abatement, and Tenant shall pay the full abated amount immediately to Landlord upon demand.

     4.02.  Computation of Basic Rent.

The Basic Rent for each of the first ____5____ Lease Years shall be stated in
Article 1.01 hereof.

Basic Rent so determined shall be exclusive of (and in addition to) amounts due hereunder for Tenants share of Taxes and Operating Expenses. Tenant shall pay for its own electricity and be billed directly by electric company.

     4.03.  Intentionally Omitted.


                                  ARTICLE 5.
                                Use of Premises

     5.01.  Use Restricted.

The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made by Tenant in or to the Premises except as otherwise provided in this Lease.


                                  ARTICLE 6.
       Taxes; Operating Expenses; Estimated Cost of Electrical Services

     6.01.  Expenses and Taxes.

If with respect to any Calendar Year, Tenant's Share of (a) Operating Expenses exceeds the Operating Expense Base or (b) Taxes exceeds the Tax Base (whether as the result of an increase in rate or assessment or both), Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this
Section 6.01 shall be due as set forth in section 6.03.

     6.02.  Annual Statement of Additional Rent Due.

Landlord shall render to Tenant a statement, showing (i) for the prior Calendar Year so indicated (a) Taxes and (b) Operating Expenses and (ii) for the then current Calendar Year, an estimate for (a) Operating Expenses (b) Taxes and (c) Tenant's obligation under Section 6.01. Tenant shall have the right upon written notice to examine Landlord's books and records during normal business hours to the extent necessary to review and audit Landlord's calculation of the operating expenses or other additional rent billed to tenant billed to Tenant. Landlord shall provide copies of all invoices and other documentation upon Tenant's request supporting Landlord's calculation of all additional rent hereunder. Any dispute as to operating expenses or other additional rent hereunder shall be resolved by arbitration, to be paid for by losing party if there is a differential greater than 10%, which determination shall be binding upon Tenant and Landlord. Landlord and Tenant shall thereupon make appropriate adjustments of all amounts then owing.

     6.03.  Monthly Payments of Additional Rent

Tenant shall pay to Landlord in advance for each calendar month as Additional Rent an amount equal to 1/12th of Tenant's estimated obligation under Section
6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).

     6.04.  Accounting Periods.

Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

     6.05.  Abatement of Taxes.

Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord shall make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. If (i) such an application is successful and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant's Share (adjusted for any period for which Tenant has made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and (c) retain the balance, if any.

     6.06.  Electric Service.

Tenant shall contract and pay the electric company for electrical service for its premises directly, however it is acknowledged that there is a common area electrical charge for which tenant shall be responsible and which is included in the Operating Expenses.

     6.07.  Late Payment of Rent.

If any installment of basic rent or additional rent is not received in full within seven (7) days of its due date then, in addition to any other rights or remedies of the Landlord, upon demand of Landlord, Tenant shall pay for each month that rental payments are not timely made, a sum equal to seven and one half percent (7.5%) of each unpaid portion of such monthly installment as a liquidated damages charge arising out of and occurring as the result of each such late payment.

In the event that Tenant makes three or more late payments of rent during the Term, Landlord may deem such action to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.


                                  ARTICLE 7.
                Improvements, Repairs, Additions, Replacements

     7.01.  Preparation of the Premises; Landlord's Work.

Landlord shall perform Landlord's Work as set forth in Exhibit C. All other work must be of a quality equal to or better than the Building Standard. If Landlord further agrees to do, at Tenant's request, any Special Work, Landlord shall advise Tenant of the Tenant's cost, and after Tenant's approval and prior to Landlord's performance of the Special work, (the parties may mutually agree to a payment schedule) Tenant shall pay the amount of Tenant's Cost to Landlord.

     7.02.  Time for Completion.

Landlord shall use due diligence to have the Premises ready for occupancy and deliver a certificate of occupancy for the Premises to Tenant on or before the Term Commencement Date.

     7.03.  Notice to Commence.

Approximately fifteen (15) days prior to the Substantial Completion Date, at Tenant's written request, Landlord shall furnish Tenant a notice stating the Term Commencement Date.

     7.04.  Delays.

If Landlord shall be delayed in substantially completing the Landlord's Work in the Premises as the result of:

     (a) material delay in delivery by Tenant to Landlord of any plans, design work and detailed drawing, or

     (b) Tenant's requests for Special Work (notwithstanding Landlord's approval of such changes), which delays the completion of the Premises, or

     (c) material delays in performance by Tenant or any Person employed by Tenant which shall cause delays in the completion of any work to be done by Landlord or which shall otherwise delay the substantial completion of the Premises, or

     (d) any material fault, negligence, omission, or failure to act on the part of Tenant (including but not limited to failure to provide timely approval or other information) or its agents, contractors, workmen, mechanics, suppliers or invitees,

The Premises shall be deemed to be substantially completed Term Commencement Date and the Landlord shall not be liable for any late completion penalty fees.

     7.05.  Tenant's Access to the Premises.

Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof.

If Landlord permits such entry prior to the Term Commencement Date, such permission shall be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and the General Contractor and with other tenants and occupants of the Building. If at any time such entry shall interfere with the orderly completion of operation of the Building, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to limitation, Landlord shall not be deemed unreasonable for withholding approval of same.

     7.06.  Alterations and Improvements.

Other than Landlord's Work and Tenant's Work approved by Landlord, Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefor first approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind or make improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent. Any alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes may not be made without Landlord's prior written consent. All alterations and additions shall be part of the Premises unless and until Landlord shall specify the same (other than Landlord's work which shall not be required to be removed for removal in a notice delivered to Tenant on or before the Lease Termination Date. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first reasonably approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less that $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach. All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord shall promptly give notice to Tenant of any observed defects.


     7.07.  Maintenance.

Except for the maintenance obligations of the Landlord under this Lease, Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain (or cause to be kept and maintained) the Premises interior, nonstructural nonmechanical elements of the premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precaution to prevent waste, damage or injury thereto.

     7.08.  Redelivery.

Subject to the renewal option in Section 26.01, on the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances, restrictions or reservations caused by or under Tenants control or consented to by Tenant. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired at Tenant's cost to Landlord's reasonable satisfaction.


                                  ARTICLE 8.
                               Building Services

     8.01.  Building Services.

Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services.

     8.02.  Other Janitors.

No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

     8.03.  Additional Services.

Tenant will pay the Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant (after prior written notice thereof to Tenant and an opportunity to cure) and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost (Landlord shall provide Tenant with written evidence of such increase in cost due to Tenant's finish standard). All charges for Additional Services shall be due and payable within ten (10) days of the date on which they are billed.

     8.04.  Limitations on Landlord's Liability.

Landlord shall not be liable in damages, not in default hereunder, for any failure or delay in furnishing any Basic Service or Additional Service when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off of any abatement of Rent or of any of Tenant's obligations under this Lease. However, if due to Force Majeure and such failure or delay exceeds 15 business days, Tenant shall be entitled to a reasonable rent abatement.


                                  ARTICLE 9.
                         Tenant's Particular Covenants

     9.01.  Pay Rent.

Tenant shall pay when due all Rent and all services requested by Tenant and rendered to the Premises not included in Rent and, as further Additional Rent, all charges of Landlord for Additional Services requested by Tenant.

     9.02.  Occupancy of the Premises.

Tenant shall occupy the Premises continuously from the Term Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area without the written consent of the Landlord, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement.

     9.03.  Safety.

The Landlord's work shall equip the premises and Tenant shall keep the Premises so equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of Tenant's use in the Premises and, if requested by Landlord, shall do any, work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

     9.04.  Equipment.

Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's business machines and mechanical equipment which cause or may cause greater than ordinary airborne or structure-born vibration or noise, whether or not it may be transmitted to any other Premises so as to eliminate such vibration or noise.

     9.05.  Electrical Equipment.

Except as contemplated in Landlord's Work, Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal and customary office equipment or
(ii) operate such equipment on a regular basis beyond normal and customary Building operating hours, Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

     9.06.  Pay Taxes.

Tenant shall pay promptly to the taxing authority when due all Taxes if any-upon Tenant's personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

     9.07.  Tenant's Covenants.

Tenant will not vacate, abandon or desert the Premises or cause the Premises to be empty or unoccupied.


                                  ARTICLE 10.
                       Requirements of Public Authority

     10.01.  Legal Requirements.

Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements applicable to Tenant's use of the Premises. Landlord shall be responsible for the compliance of the Premises and the Building with all Legal Requirements. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

     10.02.  Contests.

Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal requirement and, if compliance with any of the terms of any such Legal Requirement may be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.


                                  ARTICLE 11.
                            Covenant Against Liens

     11.01.  Mechanics Liens.

Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the

Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof.

     11.02.  Right to Discharge.

Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid thirty (30) day period or to satisfy such liens within (30) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.


                                  ARTICLE 12.
                              Access to Premises

     12.01.  Access.

Landlord or Landlord's agents and designers shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers and tenants, Landlord shall reasonably attempt to minimize interference with Tenant's use, but in the latter the case (as relates to tenants) right of access shall only apply during the last six (6) months of the Lease Term.


                                  ARTICLE 13.
               Assignment and Subletting: Occupancy Arrangements

     13.01.  Subletting and Assignment.

Tenant shall not (either voluntarily or by operation of law) enter into a Prohibited Occupancy Arrangement, and any Prohibited Occupancy Arrangement shall be absolutely void and ineffective for any purpose. Tenant shall not enter into any other Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is Affiliate of Tenant for a period ending when, as and if such Person ceases to be Affiliate of Tenant, which assignment or sublease shall be permitted without the prior consent of Landlord but with written notice) without the prior written consent of Landlord which consent shall not be unreasonably withheld. Continued on rider

If Tenant intends to enter into a Occupancy Arrangement which requires Landlord's consent, Tenant shall so notify Landlord in writing, stating the name of (and a financial statement with respect to) the Person whom Tenant intends to enter into such

Arrangement, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject thereto. Within thirty (30) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement or (ii) terminate this Lease with respect to so much of the Premises as is intended to be subject thereto.

If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact terms described to Landlord within fourteen
(14) days of Landlord's consent or comply again with their terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Arrangement, Tenant shall pay to Landlord when received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent.

If Landlord terminates this Lease, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in Section 7.08 hereof.


                                  ARTICLE 14.
                                   Indemnity

     14.01.  Tenant's Indemnity.

To the fullest extent permitted by law, Tenant shall indemnify and save Landlord harmless from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury), to person or property sustained by anyone in and about the ]eased Premises caused, by any, act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees other than due to Landlord's failure to perform its obligations hereunder. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Landlord may be impeded with others upon any above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, whatsoever, other than by the gross negligence or willful default of Landlord or its agents, contractors, employees, etc., no part of said damage or loss shall be charged to or borne by Landlord.

     14.02.  Landlord's Liability.

Except as otherwise provided for in this Lease and except for its intentional acts or gross negligence or the intentional acts or gross negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessee.


                                  ARTICLE 15.
                                   Insurance

     15.01.  Liability Insurance.

Tenant shall provide or cause to be provided at its, expense, and keep in force during the Lease Term, general comprehensive liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.) with respect to injury or death to more than one person in any one accident or other occurrence and One Million Dollars ($1,000,000.00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured and have deductibles of no more than $5,000.00. Tenant agrees to deliver certificates of such insurance to Landlord as of the date hereof and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord.

     15.02.  Casualty Insurance.

Tenant shall cause its improvements to the Premises to be insured for the benefit of Landlord and Tenant as their respective interests may appear, against loss or damage by fire and customary extended coverage in an amount equal to (i) the replacement value thereof, if insurance in such amount is available, or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Certificates thereof shall be delivered to Landlord, Landlord shall, at Tenant's cost and expense, cooperate fully with Tenant and execute any and all consents and other instruments and take all other actions necessary), to obtain the largest possible recovery. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.


                                  ARTICLE 16.
                             Waiver of Subrogation

     16.01.  Waiver of Subrogation.

To the extent obtainable without payment of additional material premium, all insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement, subject to the foregoing.

     16.02.  Waiver of Rights.

Landlord and Tenant each hereby waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause, including the negligence and intentional wrong doing of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance.


                                  ARTICLE 17.
                             Damage of Destruction

     17.01.  Substantial Damage

If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.

     17.02.  Restoration.

If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, within one hundred twenty (120) days after destruction of the premises, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was in immediately prior to the occurrence of the casualty to the extent of Landlord's Work, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment other than Landlord's Work unless same is covered by Tenant's insurance. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy for Permitted Uses.


                                  ARTICLE 18.
                                Eminent Domain

     18.01.  Total Taking.

If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

If there occurs a Partial Taking, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date the Building or Premises is taken by the condemning authority. If upon such Partial Taking this Lease is not terminated, Rent shall be abated by an amount representing that part of the Rent properly be allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of Landlord's Work such that the Premises are usable for the intended uses by Tenant hereunder. The Landlord shall have no liability for interruption of tenant's business.

     18.02.  Awards and Proceeds.

All Proceeds payable in respect of Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

                                  ARTICLE 19.
                                Quiet Enjoyment

     19.01.  Landlord's Covenant.

Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, be entitled to the peaceful and quiet enjoyment of the Premises during the Lease Term, without hindrance or molestation from the Landlord or any Person lawfully claiming by, through or under Landlord.

     19.02.  Subordination.

This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 19.02 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee shall succeed to the interest of Landlord then this Lease shall terminate or, at the option of such mortgagee, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord. See rider attached hereto and incorporated by reference.

     19.03.  Notice to Mortgagee.

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination or such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this
Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than forty five (45) Business Days.

     19.04.  Other Provisions Regarding Mortgagees.

If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.10. hereof. Tenant may from time to time, at mortgagees request, be required to provide mortgagee with certain financial information pertaining to the Tenant as mortgagee may reasonably request.


                                  ARTICLE 20.
                          Defaults; Events of Default

     20.01.  Defaults.

The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirements for notice or lapse of time have been met, constitute Events of Default hereunder:

          1.   Occurrence of any event set forth in Article 21 hereof;

          2. The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying such failure;

          3. The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof and;

          4. The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by

     Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure.

     20.02.  Tenant's Best Efforts.

In the event that the Default of which Landlord gives notice is of such a nature that it cannot be cured within such thirty (30) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to commence to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

     20.03.  Elimination of Default.

Notwithstanding anything to the contrary contained in this Article 20, in the event that hereinabove provided, such Default(s) shall be deemed never to have occurred and Tenant's rights hereunder shall continue unaffected by such Defaults.


                                  ARTICLE 21.
                                  Insolvency

     21.01.  Insolvency.

If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

                                  ARTICLE 22.
                    Landlord's Remedies; Damages on Default

     22.01.  Landlord's Remedies.

If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than five (5) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay Tenant's Cost as required by Section 7.01 hereof, Landlord may, at its option, in addition to or in lieu of the other remedies available to Landlord, refuse Tenant access to the Premises. In such event the Term Commencement Date shall be the earlier of (i) the date determined in accordance with Section 7.04 or (ii) the Substantial Completion Date.

If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

If an Event of Default shall occur and be continuing, Landlord shall be relieved of its undertakings under Article 13 hereof.

     22.02.  Surrender.

Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully, surrender the Premises to Landlord, upon or at any time after any such termination, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, any may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

     22.03.  Right to Relet.

At any time from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such terms or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

     22.04.  Survival of Covenants.

No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.

In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default, the difference between

          (1) the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, less

          (2) the fair and reasonable rental value of the Premises for the same period, excluding all of Landlord's reasonable expenses incurred in connection with reletting the Premises, including, without limitation, all repossess costs, brokerage commission, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting.

If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, am amount equal to the maximum allowed by any statute of rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     22.05.  Right to Equitable Relief.

If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry,- summary proceedings, and other remedies were not provided for in this Lease.

     22.06.  Right to Self Help; Interest on Overdue Rent.

if an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default.

In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord, (ii) interest (at the rate of 1 1/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all Rent not paid when due and (iii) all necessary and commercially reasonable incidental costs and expenses in connection with the performance of an), such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     22.07.  Further Remedies.

Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to an), other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any, or all occupants of the Premises in the manner prescribed b), the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.


                                  ARTICLE 23.
                                    Waivers

     23.01.  No Waivers.

Failure of Landlord to complain of any act or emission on the part of Tenant, and failure of Tenant to complain of any act or emission on the part of Landlord, no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord, or Tenant, as applicable, of any of its rights hereunder. No waiver by either Landlord or Tenant of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord, or Tenant, as applicable, of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.


                                  ARTICLE 24.
                               Security Deposit

     24.01.  Security Deposit.

Tenant has deposited the Security Deposit with Landlord. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord but shall not be liable to Tenant for the payment of interest thereon or profits therefrom. After notice to Tenant, Landlord may expend such amounts from the Security Deposit, including legal fees, as may be necessary to cure any Default and, in such case, Tenant shall pay to Landlord the amount so expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto. As soon as reasonably practicable after the Lease Termination Date, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure an), outstanding Events of Default hereunder and (iii) if no Event of Default is then continuing pay the balance of the Security Deposit to Tenant.


                                  ARTICLE 25.
                              General Provisions

     25.01.  Force Majeure.

In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     25.02.  Notices and Communications.

All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by certified mail, postage prepaid, to the following address:

          (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a courtesy copy to such Persons as Landlord shall have designated in writing to Tenant, which initially shall be: Hargraves, Karb, Wilcox and Galvani, P. 0. Box 966, Framingham, MA 01701, ATTN: William Pezzoni or

          (b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a courtesy copy to such Persons as Tenant shall have designated in writing to Landlord, which initially shall be: Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109, ATTN: Stephen
     K. Fogg, Esq.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first-class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

     25.03.  Certificates, Estoppel] Letter.

Either party, shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgages or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force constituted, (c) as to the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (o as to any other matters as may reasonably be so requested all of the foregoing, to the best of its knowledge. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Tenant shall in addition, within 5 Business Days of the Term Commencement Date, execute and deliver to Landlord a tenant estoppel letter in a commercially reasonable and mutually satisfactory.

     25.04.  Renewal.

If this Lease is renewed or extended the provisions of Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of Article 7 hereof shall not apply.

     25.05.  Governing Law.

This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

     25.06.  Partial Invalidity.

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this

Lease shall be valid and be enforced to the fullest extent permitted by law.

     25.07.  Notice of Lease.

The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises, the Lease Term and any other portions thereof, excepting the rental provisions, as either party may request. If requested by Tenant, cost of review and recording to be borne by Tenant.

     25.08.  Interpretation; Consents.

The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of Landlord's interest herein, and shall upon any sale or assignment (other than as collateral security for a loan) of the interest of Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord and the liability of Landlord, if any, hereunder shall in any event be limited to the Landlord's interest in the Building.

Subject to the provisions of the third sentence of Section 7.06 and except for the consents of Landlord required pursuant to the second sentence of Section
7.06 and Article 13 hereof, consents or approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

     25.09.  Parties.

Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.

     25.10.  Waiver of Trial by Jury.

Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters Whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises and/or claim of injury or damage.

                                  ARTICLE 26.
                                 Miscellaneous

     26.01.  Option at Lease Termination.

Tenant has the right to renew this Lease for 3 years at 90% of the then mark-et rate (without any build-out or upgrade of build-out or services) plus Tenants share of Operating Expenses and Taxes, over the prior year as the Base Year, but not less than the same rental rate as first term. Tenant must deliver to Landlord written notice by certified mail of its intent to exercise the option a minimum of nine (9) months prior to Lease expiration.

     26.02.  Extended Hours HVAC.

Tenant shall have extended hours available for HVAC. Extended hours shall be defined as 7:00 PM - 7:00 AM Monday through Friday and any time on Saturday or Sunday or holidays.

The billable rates for heat shall be:
     $10.00 per hour plus an additional $5.00 per hour for every 10,000 square feet of heated space.

     26.03.  Intentionally Omitted.

     26.04.  Holdover Clause.

In the event Tenant fails to vacate the Premises by the Lease Termination Date, Tenant hereby agrees to pay Landlord two (2) times the monthly rental rate. The "Holdover Rental Rate" shall be paid monthly in advance to Landlord. In determining the "Holdover Rental Rate", Landlord shall charge two (2) times the gross monthly for the last full calendar month under the lease. In addition to the "Holdover Rental Rate", Landlord shall be entitled to seek to recover full damages sustained as a result of said holdover.

                                  ARTICLE 27.
                               Entire Agreement

     27.01.  Entire Agreement.

No oral statement or prior written matter (including without limitation that certain Letter of Intent dated March 3, 1997 and March 5, 1997) shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by the party against whom enforcement is sought.

No Representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

Executed as a sealed instrument as of the __ day of June, 1997.

               LANDLORD - Deerfoot LLC


               By: William A. Depietri,
                   its operating manager hereunto duly
authorized


               TENANT - NEXAR Technologies, Inc.

                    By:  Gerald Y. Hattori
                    Name: Gerald Y. Hattori
                    Title: CFO
                    hereunto duly authorized

                                   EXHIBIT A

                               LEGAL DESCRIPTION


     The land with the buildings now or hereinafter placed thereon located on Turnpike Road (Route #9), Southboro, Worcester County, Massachusetts, shown as Lot 7B on the plan of land entitled "Plan of Land in Southborough, MA." dated November 26,1996, Owner: Cajun Realty Trust, By: Connorstone Consulting Civil Engineers, which plan is recorded with the Worcester District Registry of Deeds in Plan book 711, Plan 103, and which is more particularly bounded and described according to said plan as follows:

     SOUTHERLY            by Turnpike Road, 363.40 feet;
     WESTERLY             by Lot 7A as shown on said plan, 250
                          feet;
     NORTHERLY            by land now or formerly of Lauredo
                          Realty Trust, 353.10;
     NORTHEASTERLY        by land now or formerly of Miller,
                          44.25 feet;
     EASTERLY             by land now or formerly of William J.
                          Picardi, Trustee, in two courses
                          measuring 153.72 feet and 64.28 feet.

     According to said plan said lot 7B contains 93,224 square feet of land or
2.14 acres of land, more or less.

     The premises are conveyed subject to the existing slope easement as shown on said plan and as set forth in the easement recorded with said Registry in Book 16784, Page 296.

     The premises are conveyed together with the benefit of the easement from Katherine 0. Allen and Jeanne 0. Davis, Trustees of Cajun Realty Trust to this mortgagor of even delivery and record herewith.

     The premises are conveyed subject to and with the benefit of the easements as shown on the plan of land entitled "Easement Plan of Land in Southborough, MA." dated January 17,1997, Owner: Cajun Realty Trust, By: Connorstone Consulting Civil Engineers, which plan is recorded with the Worcester Registry of Deeds in Plan Book 711, Plan 122, and as such easements are set forth in the deed from this mortgagor to William A. DePietri, Trustee of 259 Turnpike Road Realty Trust recorded immediately prior hereto.

     The premises are also conveyed together with the benefit of the Drainage Easement granted from Jeanne 0. Davis and Katherine 0. Allen, Trustees of Lauredo Realty Trust to this mortgagor recorded herewith.

     Meaning to convey and hereby conveying the same premises conveyed to this mortgagor by the deed of Katherine 0. Allen and Jeanne 0. Davis, Trustees of Cajun Realty Trust of even delivery and record herewith.

     The address of the mortgaged premises is: Lot 7B Turnpike Road, Southboro, MA.

                                   EXHIBIT B

                      PLANS SHOWING PREMISES AND PARKING

                                   EXHIBIT C

                             TENANT SPECIFICATION
                             DEERFOOT OFFICE PARK


AC/Heat - Standard Office

7'0" SC oak veneer doors

2 x 4 parabolic light

30 oz cut pile carpet

carpet base

Painted metal door frames

outlets & switches to code

2 x 4 drop ceiling tile

2 x 2 perforated return and supply diffusers

stainless door hardware

2 coats flat paint - all walls

Louver blinds exterior windows

2 x 4 metal studs with 1/2 drywall taped and sanded

                                   EXHIBIT D

                      SERVICES TO BE PROVIDED BY LANDLORD
                            (AS OPERATING EXPENSES)


A. Replacement of fluorescent tubes and starters in overhead parabolic light fixtures as needed.

B.   Hot and cold water for lavatory and drinking purposes.

C. Toilet supplies including soap, paper or cloth towels and toilet tissue for lavatories.

D. Janitor services in accordance with the following schedule and to be accomplished unless otherwise indicated, five nights per week after Tenant's normal working hours:

Entrance Doors:     Entrance glass will be cleaned five times
                    per week.

Entrance Floor:     Entrance floor will be polished five times
                    per week.

Broadloom:          All carpeted areas will be vacuumed three
                    times per week. Broadloom will be shampooed upon request, at an additional cost to Tenant.

Wastepaper
Containers:         Wastepaper containers will be emptied five
                    times per week; plastic liner bags will be provided for wastepaper containers; liners will be changed once a week.

Water Fountains:    All water fountains will be sanitized and
                    polished five times per week.

Washrooms:          Washrooms will be cleaned and serviced five
                    times per week. This will include refilling all paper towel, toilet tissue, and soap dispensers, cleaning all towel and trash containers, cleaning and polishing all stainless steel fixtures, cleaning toilets, washing and sanitizing all wash basins and shelves, cleaning and polishing all mirrors, removing all disfigurations such as ink marks, drawings, etc. from all partitions and walls, damp mopping of floors.

Scuff Marks:        All scuff marks will be removed five times
                    per week from all scuff plates on doors.

Tile Floors:        All floors will be swept five times per
                    week. All corridors and office floors will be polished five times per week. Floors will be stripped whenever necessary.

E. Proper care of grounds surrounding the Building, including care of lawns shrubs and including removal of litter.

F. Maintaining and cleaning the SIDEWALKS and parking areas in front of and around the Building including snow removal, salting/de-icing of all walks, etc.

G. Provision of adequate lighting for the parking areas and loading areas, servicing the Building.

H. Exterior windows will be washed annually as a common area expense.

I. Rooftop units (Heating & Ventilation) will be provided to Tenant at Landlord's expense during normal business hours.
     All of Tenants secondary HVAC systems and any special interior requirements shall be at Tenant's expense.

                                   EXHIBIT E

                             RULES AND REGULATIONS


1. Heating, lighting an plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night.

2. The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left herein.

3. No toilet fixture shall be used for any purpose other than that for which it is intended, and now sweepings, rubbish, rags, ashes or other substances shall be thrown herein.

4. The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5. Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no letter shallng be allowed on outside windows.

6. No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7. No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8.   No animals or birds shall be kept in or about the Building.

9. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

10. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11. No person shall loiter in the halls, corridors, or lavatories.

12. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

13. No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord.

14. Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

15. The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment, may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein.

16. All office areas shall require floor mats under any chairs that have casters, so that the carpert shall remain in good order and repair.

17. There shall be no smoking in the Common Areas of the Building.

                                  LEASE RIDER

     The following sections are deemed to supplement that certain Lease dated as of June __, 1997 by and between DEERFOOT LLC, as Landlord, and NEXAR TECHNOLOGIES, INC., as Tenant, and shall be fully incorporated therein:

     1. (Continuation of Section 1.01). Premises shall mean the newly constructed Suite Nos. 100 and 300, being a portion of the first floor
(containing approximately         usable square feet) and the entire third floor
of the Building (containing approximately           usable square feet), and
outlined on the plan attached hereto as EXHIBIT B, which contain in the aggregate at least 20,474 square feet of usable area. The actual usable square footage may vary slightly due to construction, but by no more than 100 square feet. Premises shall include the non-exclusive right to all appurtenant facilities and Common Areas, including without limitation, all parking areas, driveways, landscaping, sidewalks and other facilities now or hereafter located on the Land which are used in connection with the operation of the Building, and shall further include paved parking spaces on the parking lot (in common with others) adjacent to the Building as set forth in Section 1.01. The Tenant acknowledges that the parking spaces in the front of the Building shall be reserved for the use of temporary visitors to the Building. Landlord covenants and agrees that the number, size and nature of the Parking Spaces shall not be reduced or adversely altered to cause a zoning violation in connection with Premises.

     Without limiting the generality of the foregoing, the Premises shall comply in all material respects with the plans and specifications prepared by or for Landlord at its sole cost and expense designed specifically for Tenant, and expressly approved by the Tenant and Landlord in writing, and described on EXHIBIT C hereto (the Approved Plans ), and with all requirements applicable to the Landlord's Work.

     2. (Continuation of Section 7.01). On or before October 30, 1997 (the Completion Date ), Landlord shall, at Landlord's sole cost and expense, complete construction of the Premises materially in accordance with the Approved Plans (except that Landlord may substitute materials of equal quality and grade, unless otherwise specifically required by the Tenant), and materially in accordance with the "Building Standards" described on EXHIBIT C attached hereto (the "Landlord's Work"), and deliver a certificate of occupancy for Landlord's Work by such Completion Date. All planning and construction work shall be completed by the General Contractor and Landlord's architects and/or space designers. Landlord shall promptly commence and prosecute with diligence the construction of the Landlord's Work in accordance with the Approved Plans, the terms and provisions of this Lease, and all Legal Requirements.

     Landlord warrants and represents that the Landlord's Work shall be constructed using first-class workmanship and materials, such workmanship and materials to comply with all Legal

Requirements, including, without limitation, those pertaining to zoning, building, utility service, flood hazard and fire safety and all other applicable laws. Landlord or the General Contractor shall (i) obtain and maintain, at it's sole expense, public liability insurance and workmen's compensation liability insurance in reasonable amounts during construction of the Landlord's Work; (ii) secure all licenses and permits necessary for the Landlord's Work; (iii) pay promptly when due the entire costs of all Landlord's Work done by the General Contractor and any suppliers, independent contractors, employees or subcontractors, and (iv) not cause or permit any liens to attach to the Premises and/or the Building which would adversely affect Tenant's interest, and immediately discharge any such liens which may so attach.

     On the Substantial Completion Date, Tenant and Landlord shall conduct a walk-through of the Premises, and determine punch lists items to be completed by the Landlord at its sole expense as soon as reasonably practicable, but in any event, no later than four (4) weeks from the date of such walk-through.

     If Tenant requests, Landlord will further build out the Premises to Tenant's specifications beyond the Approved Plans (the "Tenant's Work ) for a guaranteed maximum price mutually agreed to between the Landlord and the Tenant.

     The Landlord represents that the Landlord's Work will comply with all Legal Requirements, including, without limitation, all zoning, building code and similar laws and regulations, and hereby guarantees its construction of the Landlord's Work, (and, if Landlord constructs it, the Tenant's Work), against defective workmanship and materials and against all work not performed in material compliance with the Approved Plans and applicable Legal Requirements for the period of one year from the date of completion.

     Tenant acknowledges and agrees that Landlord's Work shall not include the cost of any telecommunications cabling, or HVAC beyond the Building Standards on Exhibit C to the Premises, furniture or moving expenses.

     3. (Continuation of Section 7.07). Landlord agrees that Landlord is and shall be responsible for the compliance of the Premises and the Building with all applicable Legal Requirements, and acknowledges and agrees that Tenant shall have no responsibility for compliance of the Premises or the Building with Legal Requirements, which include, without limitation, fire sprinkler and fire codes, Americans With Disabilities Act or other handicapped access requirements.

     4.   (Continuation of Section 8.04).

Notwithstanding anything in this Lease to the contrary contained, in the event that any of Landlord's Basic Services or any use of the Common Areas serving the Premises is unavailable for 25 continuous days following written notice from Tenant to Landlord, Tenant shall have the right to expend reasonable sums to make such service or Common Area available and to bill Landlord for same, which payment will be due within 30 days of receipt of said bill. Should the unavailability of such Landlord Service or use of Common Area render all or any portion of the Premises untenantable for 25 continuous days, Tenant shall have the right, after written notice to Landlord, to an abatement from Basic Rent based upon the portion of the Premises which is untenantable or not usable because of such loss of Basic Services or use of Common Areas.

     5. (Continuation of Section 17.01). Tenant shall have the right to terminate this Lease if Landlord fails to commence to restore the structural portion of the Demised Premises within one hundred twenty (120) days following such fire, casualty or taking, and thereafter prosecute the same to completion with due diligence, such termination right to be exercised by written notice to Landlord within thirty (30) days after such right accrues. In the event of the giving by either party hereunder of a notice of termination under this Section 17.01, this Lease and all rights and obligations not then accrued shall terminate as of the tenth business day following such notice. If any such damage renders the Premises substantially unsuitable for any Permitted Use, a just and proportionate abatement of Basic Rent shall be made. If the parties cannot agree on whether or not the damage renders the Premises untenantable, it will be sent to binding arbitration.

     6. (Continuation of Section 19.02). The subordination described above is conditioned upon the holder of each such mortgage, deed of trust or other instrument in the nature of a mortgage, executing and delivering to Tenant a nondisturbance agreement in recordable form between Tenant and the holder of such mortgage, which shall provide in substance that such mortgagee recognizes this Lease and that upon the foreclosure of such mortgage or other transfer of the leased premises, Tenant's occupancy under the Lease shall not be disturbed or terminated so long as Tenant is not in default under this Lease.

     Landlord shall deliver simultaneously with Tenant taking possession of the Premises, such a duly authorized nondisturbance and attornment agreement in recordable form from the mortgagee of each mortgage encumbering the Land and/or the Building as of the date hereof.

     7. (Continuation of Section 26.01). During the period of such renewal (the Renewal Period ), the Tenant shall be responsible for the payment of Tenant's Share of any increases in Operating Expenses and Real Estate Taxes beyond the sums paid the immediately preceding year, which shall be the new Base Year, and shall pay for its electricity to the utility company, in accordance with the existing terms of the Lease. Except as set forth herein and in Section 25.04, all terms and provisions of the Lease (and other than the Term and Rent, which shall be modified as herein provided) shall continue to apply with respect to such Renewal Period.

     8. (Continuation of Section 13.01). The transfer of ownership by the Tenant to any parent, subsidiary or commonly owned entity, or by merger or by sale of all or substantially all of the assets of the Tenant, shall not be deemed an assignment or sublease of this Lease under Section 13.01, and shall be permitted without the prior consent of the Landlord.

     9.    (Continuation of Lease following Section 27 thereof):

     28.   LANDLORD's REPRESENTATION AND COVENANTS:

Landlord hereby warrants and represents to, and covenants and agrees with, Tenant as follows:

                    (a) Landlord holds good and marketable title to the Premises free and clear of all tenancies, occupancies, liens, attachments, judgments mortgages and encumbrances other than the Permitted Exceptions set forth on EXHIBIT F hereto;

                    (b) The Premises, the Building and all Common Areas (including all parking areas) and related areas are and will be in good condition and repair, and in material compliance with all applicable Legal Requirements; and all utilities, including gas, oil, electricity, telephone, water and sanitary sewer sufficient to meet Tenant's reasonable requirements for the Permitted Uses are and shall be available at the

                    Premises without payment of any hook-up or installation charges or modification to existing systems; and

                    (c) The heating, ventilating and air conditioning ("HVAC") serving the Premises are and shall be sufficient to maintain temperature, ventilation and humidity levels to normal and commercially reasonable standards.

     29. INDEMNIFICATION. Landlord shall indemnify Tenant and hold Tenant harmless from all loss, damage, liability or expense, including attorney's fees, resulting from any injury to any person or any loss or damage to any property (including liability for hazardous wastes existing on the subject property prior to the signing of this Lease) caused by or resulting from any act or omission of gross negligence of Landlord or any officer, employee, agent, contractor, invitee or visitor of Tenant in or about the Premises, the Building or the Land, but the foregoing provision shall not be construed to release Tenant from responsibility for any loss, damage, liability or expense resulting from injuries to third parties or loss or damage to property caused by the gross negligence of Tenant or its agents, contractors, invitees or guests .

     30. INDEMNIFICATION. Tenant shall indemnify Landlord and hold Landlord harmless from all loss, damage, liability or expense, including attorney's fees, resulting from any injury to any person or any loss or damage to any property (including liability for hazardous wastes existing on the subject property prior to the signing of this Lease) caused by or resulting from any act or omission of gross negligence of Tenant or any officer, employee, agent, contractor, invitee or visitor of Landlord in or about the Premises, the Building or the Land, but the foregoing provision shall not be construed to release Landlord from responsibility for any loss, damage, liability or expense resulting from injuries to third parties or loss or damage to property caused by the gross negligence of Landlord or its agents, contractors, invitees or guests.

     31. LANDLORD'S DEFAULTS. In the event Landlord shall fail to perform any obligation specified in this Lease or if any material representation or warranty of Landlord in this Lease shall be breached or untrue in any material respect, then Tenant, in addition to and not in limitation of any other remedies, may after the continuance of any such default for 30 days after notice thereof by Tenant (provided that emergency repairs which are Landlord's responsibility under this Lease may be made upon 24 hours' notice to Landlord) on behalf and at the expense of Landlord, do all necessary work and make all necessary payments in connection therewith, and Landlord shall on demand, pay Tenant forthwith the amount so paid by Tenant.

     32. TENANT's DEFAULTS. In the event Tenant shall fail to perform any obligation specified in this Lease or if any material representation or warranty of Tenant in this

Lease shall be breached or untrue in any material respect, then Landlord, in addition to and not in limitation of any other remedies, may after the continuance of any such default for 30 days after notice thereof by Landlord (provided that emergency repairs which are Tenant's responsibility under this Lease may be made upon 24 hours' notice to Tenant) on behalf and at the expense of Tenant, do all necessary work and make all necessary payments in connection therewith, and Tenant shall on demand, pay Landlord forthwith the amount so paid by Landlord.

     33. NO JOINT VENTURE. Nothing in this Lease shall be construed to make Landlord and Tenant partners or joint venturers, or to render either party liable for the debts or obligations of the other.

     34. AUTHORITY. Each of the Landlord and the Tenant hereby warrants and represents to the other, respectively, that: each has full power and authority to execute and deliver this Lease and to perform its obligations hereunder; and that the execution and delivery of this Lease shall not be precluded by or cause a breach of any agreement, mortgage, contract or other instrument to which either party is a party; and each person executing this Lease on behalf of the Landlord and the Tenant (respectively), has been duly authorized by all appropriate partnership, trust, beneficiary and corporate action (as applicable) necessary to make this Lease the legal, binding and enforceable obligation it purports to be.

     35. BINDING EFFECT. This Lease shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

     36. ACCESS. Tenant's hours and days of operation at the Premises shall be at Tenant's sole and reasonable discretion. Tenant shall have unlimited (i.e., 24 hours a day, 7 days a week, 52 weeks a year) access to the Premises, Building (including, without limitation, all Common Areas and parking facilities) and the Land.

     37. SIGNAGE. Prior to the Substantial Completion Date, Landlord shall provide and install signage on all Building directories and at the entrance of the Premises, at its sole cost and expense, upon specifications which are standard within the industry, and reasonably agreed to by the Landlord and the Tenant. Tenant shall have the right to install a sign on the exterior of the Building, at its sole cost and expense, upon specifications satisfactory to the Landlord and which comply with zoning laws.

     38. BROKERAGE. Each of the Landlord and the Tenant warrants and represents to the other, that it has had no dealings with any broker or agent in connection with this Lease except for Christopher Tosti of Whittier Partners (the Broker ), and each agrees to pay, hold harmless and indemnify each other from and against any and all costs, expenses, or liability or any compensation, commission and charges to any broker other than the aforesaid Broker with respect to this Lease arising from a breach of their respective foregoing warranty.

     39. LANDLORD REPAIRS; ETC.Landlord shall adequately maintain, repair and make necessary replacements to, all Common Areas (including parking facilities), and all structural elements of the Premises, including all maintenance, repairs and replacements to the HVAC, plumbing, electrical, mechanical and other systems serving the Premises, all of which shall be performed in conformity with the practice prevailing in operation of first-class office buildings. Landlord shall use its best efforts to conduct all such maintenance, replacements, and repairs during non-business hours, except in the case of emergency.

     40. RIGHT OF FIRST OFFER. Landlord hereby grants the Tenant the right of first refusal to lease any additional space in the Building. Landlord shall first offer in writing, such additional space to Tenant prior to any other prospective lessee at market rate. If Tenant does not accept any such offer by Landlord and enter into a written letter of intent with the Landlord to lease the subject space within fifteen (15) days of Landlord's delivery of such offer, Tenant shall be deemed to have waived its right of first refusal to lease the subject space. However, such right shall continue with respect to any future availability of the subject space or with respect to any other space to come available in the Building then or from time to time, during the initial 5-year term of this Lease.

     41. INCONSISTENCIES. The terms and provisions of this Rider shall supersede, and govern, the terms and provisions of the balance of the Lease to the extent of any conflict or inconsistencies between them.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

LANDLORD:                              TENANT:

DEERFOOT LLC, a Massachusetts          NEXAR TECHNOLOGIES, INC.,
limited liability company              a Delaware corporation




By:   William A. Depietri              By: Gerald Y. Hattori
Name: William A. Depietri, sole        Name: Gerald Y. Hattori
     manager, hereunto duly            Title: CFO
     authorized                        hereunto duly authorized